FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): January 15, 1999




Commission File Number   1-8858

Unitil Corporation
(Exact name of registrant as specified in its charter)


New Hampshire                                        02-0381573
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)


6 Liberty Lane West, Hampton, New Hampshire             03842
(Address of principal executive office)               (Zip Code)


(603) 772-0775
(Registrant's telephone number, including area code)





















Item 5. Other Events
------------------------------


	On January 15, 1999, the Massachusetts Department of
Telecommunications and Energy (MDTE) approved Fitchburg Gas and Electric Light Company's (FG&E) Electric Restructuring Plan (the Plan). FG&E is a wholly owned combination electric and gas utility subsidiary of Unitil Corporation (the Company).

Background:

	In November 1997, the Massachusetts Legislature enacted restructuring legislation (the Act) that, in December 1997, was signed into law. The Act required all electric utilities that did not have a restructuring plan on file with the MDTE to file a plan by December 31, 1997, and set March 1, 1998 as the date that competition would start for all Massachusetts electricity consumers, the "Retail Access Date". The Act required utilities to provide:
a) an estimate and detailed accounting of its total transition costs eligible for recovery; b) a description of its strategies to mitigate its transition costs; c) unbundled prices for distribution, transmission, generation and other services; d) proposed charges for recovery of transition costs; e) proposed programs for universal service for all customers;
f) proposed programs and recovery mechanisms to promote energy conservation and demand side management; g) procedures for ensuring direct retail access to all generation suppliers; and h) discussions of the impact of the plan on FG&E's employees and the communities served by FG&E. In addition, the Act required all Massachusetts utilities to reduce their rates to all consumers by 10 percent, effective March 1, 1998.

	FG&E filed its Plan with the MDTE on December 31, 1997. The Plan, which substantially complies with the Act, was conditionally approved by the MDTE in February 1998. It was the subject of an MDTE investigation, including evidentiary hearings, held in the first half of 1998 and an audit conducted in the second half of 1998.

The Order:

	On January 15, 1999, the MDTE approved the Plan with certain modifications and ordered FG&E (the Order) to make a compliance filing to establish permanent rates. The compliance filing is scheduled to be made on February 1, 1999.

The Plan:

	Under the Plan, FG&E will divest itself of its generation related assets and power supply contracts. FG&E has developed and started to implement its divestiture plan with a goal of completing divestiture by September, 1999. Divestiture will define the actual market value for the generation assets and contract liabilities. FG&E has been allowed recovery of its transition costs, estimated at $140 million, including the above-market or stranded generation and power supply related costs via a non-bypassable uniform Transition Charge.

	The Plan provided FG&E's customers with: a choice of supplier on March 1, 1998; unbundled rates (i.e., rates separated into Distribution, Transmission, Generation and Transition components); and a 10 percent discount which took effect March 1, 1998. An additional 5 percent discount, inflation adjusted, will be provided by September, 1999. To ensure universal service so that all consumers may receive electric service, the Plan provides for offering "Standard Offer Service", "Default Service" and "Open Access" to transmission facilities. The Plan includes a substantial commitment to increasing FG&E's annual expenditures on energy efficiency programs and providing funding for a state-run renewable resources program.

	Standard Offer Service is being offered by FG&E for up to seven years, at no profit, to consumers who elect not to choose a competitive supplier.
The purpose of this service is to offer consumers an energy supply at a known price against which they can measure offers from competitive suppliers. Standard Offer Service has been secured by FG&E from Constellation Power Services, Inc. who was the winning bidder in a solicitation conducted by FG&E.

	Default Service is available to customers who begin taking service after March 1,1998 and to all customers who for whatever reason do not receive their power supply from their chosen supplier. This service will be offered at rates approved by the MDTE, at no profit to FG&E.

	Open Access guarantees all consumers access to competitive power supplies from any registered supplier, once the supplier delivers the power to the New England transmission grid now controlled by an Independent System Operator, ISO-New England.

Balance Sheet Implications:

	The Company plans to record the total estimated effect of the Order on its December 31, 1998 Balance Sheet. The final impact of the Order will be determined upon completion of the Divestiture process described above. Presented below is a pro-forma Balance Sheet, based upon the Company's unaudited September 30, 1998 Balance Sheet, reflecting the Company's estimate of the financial impact of the Order on financial position.

	Estimated Regulatory Assets, based upon transition charges to be collected, will be recorded and offset by the recognition of certain adjustments related to power supply contract liabilities and generation assets. FG&E's estimate, based on the competitive bidding process, of the above-market portion of its power supply contracts obligations is approximately $129 million. FG&E's net book value of its investment in other generation assets, principally investments in Joint Owned generation facilities, is approximately $11 million. Also, as a result of the competitive bidding process, FG&E will receive approximately $5 million in proceeds from the disposition of its investments in Joint Owned facilities. Deferred Tax Assets and Liabilities related to the adjustments, above, are reflected in the Company's pro-forma adjustments, shown below. Regulatory assets related to FG&E's recovery of other transition costs allowed by the Order will also be recorded.




Item 7. Pro Forma Financial Information
--------------------------------------------------------

UNITIL CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
September 30, 1998
(Actual and Pro Forma)
(Unaudited)
(Amounts in Thousands)

                                        Actual    Adjustments   Pro Forma
ASSETS:

Utility Plant:
  Electric                             $172,371     $(21,298)    $151,073
  Gas                                    31,314                    31,314
  Common                                 20,655                    20,655
  Construction Work in Progress           5,096                     5,096
Total Utility Plant                     229,436      (21,298)     208,138
   Less:  Accumulated Depreciation       72,824       (9,996)      62,828
Net Utility Plant                       156,612      (11,302)     145,310

Other Property & Investments                 42                        42




 Current Assets:
  Cash                                    4,375                     4,375
  Accounts Receivable and Other          23,381        4,750       28,131
      Total Current Assets               27,756        4,750       32,506


Deferred Assets:
  Regulatory Assets                      22,550      136,121      158,671
  Other Deferred Assets                  34,581                    34,581
      Total Deferred Assets              57,131      136,121      193,252

TOTAL                                  $241,541     $129,569     $371,110







UNITIL CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
September 30, 1998
(Actual and Pro Forma)
(Unaudited)
(Amounts in Thousands)

                                             Actual   Adjustments  Pro Forma
CAPITALIZATION AND LIABILITIES:

Capitalization:

Common Stock Equity                         $72,319                 $72,319
Preferred Stock                               3,844                   3,844
Long-Term Debt, Less Current Portion         74,152                  74,152
      Total Capitalization                  150,315                 150,315

Capitalized Leases, Less Current Portion      4,163                   4,163

Current Liabilities:
  Long-Term Debt, Current Portion             1,175                   1,175
  Short-Term Debt                            12,575                  12,575
  Accounts Payable and Other                 23,308                  23,308
      Total Current Liabilities              37,058                  37,058

Deferred Liabilities                          9,387     $129,688    139,075

Deferred Income Taxes                        40,618         (119)    40,499

TOTAL                                      $241,541     $129,569   $371,110



Notes to Unaudited Pro Forma Financial Statements:

Basis of Presentation:

	As a result of the Order, the Company is required to stop applying the provisions of Statement of Financial Accounting Standards 71, "Accounting for the Effects of Certain Types of Regulation" (FASB Statement 71), to the generation and power supply portion of FG&E's business. FG&E's distribution business, as well as the power supply and distribution business of the Company's New Hampshire electric utility subsidiaries (Concord Electric Company, Hampton and Exeter Electric Company and Unitil Power Corporation), will continue to apply FASB 71. The Order provides that FG&E's distribution business will be allowed to recover FG&E's transition costs. Accordingly, the cash flows to recover the impairment loss in FG&E's generation and power supply business are authorized through the regulated distribution portion of FG&E's business.

	 The Company has reviewed the measurement and recording of regulatory assets and liabilities arising from the Order. The Company will recover its generation investments and above-market portion of its power supply contract liabilities, as well as the other transition costs described above, through the regulated cash flows (Transition Charges) to be realized from the Distribution portion of FG&E's business.

Regulatory Assets:

The Actual September 30, 1998 balance for regulatory assets of $22,550 relates to unamortized costs of property abandoned in prior years .



SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                   UNITIL CORPORATION
                                                      (Registrant)




Date:  January 29, 1999                            Anthony Baratta
                                                   Chief Financial Officer



Date: January 29,1999                              Mark H. Collin
                                                   Treasurer


























SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




						         UNITIL CORPORATION
                                                             (Registrant)




Date:  January 29, 1999                        /s/   Anthony Baratta
					                                                Anthony Baratta
                                                     Chief Financial Officer

Date: January 29,1999                          /s/   Mark H. Collin
                                                     Mark H. Collin
                                                     Treasurer